EXHIBIT 5.1

Blue Hat Interactive Entertainment Technology Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands 6 October 2023

Campbells
Registered Foreign Law Firm
1301, 13/F, York House
The Landmark
15 Queen’s Road Central
Hong Kong

D +852 3708 3020

T +852 3708 3000

F +852 3706 5408

E jnip@campbellslegal.com

campbellslegal.com

Our Ref: JSN/15509-33274
Your Ref:

CAYMAN | BVI | HONG KONG

Dear Sirs

Blue Hat Interactive Entertainment Technology

We have been instructed by Blue Hat Interactive Entertainment Technology (the “Company”) to give this opinion in connection with the registration of any combination of:

(i)	the ordinary shares, par value US$0.01 per share;

(ii)	the preferred shares;

(iii)	various series of debt securities;

(iv)	warrants to purchase any of such securities;

(v)	rights to purchase shares of the ordinary shares or debt securities; and/or

(vi)	Units that may consist of any combination of the securities registered under the Registration Statement as defined hereafter, (the ordinary shares, preferred shares and shares issuable pursuant to the warrants, debt securities, rights and units collectively referred to herein as the “Securities”)

in one or more offerings, for an aggregate offering price not to exceed US$150,000,000 or such lesser aggregate amount permitted under General Instruction I.B.5 of Form F-3 under the Securities Act of 1933, if and when applicable, through a Registration Statement on Form F-3 (“Registration Statement”) as to which this opinion is a part, to be filed with the United States Securities and Exchange Commission (the “Commission”).

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1 hereto.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

Terms defined in the Registration Statement (as herein after defined) unless (1) otherwise specifically provided, or (2) the content requires otherwise, shall have the same meaning when used herein.

Managing Partner: Shaun Folpp (British Virgin Islands)

Resident Hong Kong Partners: Jenny Nip (England and Wales), Jane Hale (Queensland (Australia)) and James McKeon (Queensland (Australia))

Non-Resident Hong Kong Partner: Robert Searle (Cayman Islands)

Cayman Islands and British Virgin Islands

We are Attorneys-at-Law in the Cayman islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Registration Statement (as hereinafter defined) nor upon the commercial terms of the transactions contemplated by the Registration Statement.

Based only on the foregoing and relying upon the Assumptions (as defined in Schedule 2) and subject to the reservations and Qualifications (as defined in Schedule 3), we are of the opinion that with respect to the Securities, when (i) the board of directors of the Company (the “Board”) and shareholders of the Company have taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Securities has been recorded in the Company’s register of members (shareholders); and (iii) the subscription price of such Securities (being not less than the par value of the ordinary shares) has been fully paid in cash or other consideration approved by the Board, the Securities will be duly authorized, validly issued, fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement constituting a part thereof. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933, as amended, or the rules and Regulations of the Commission thereunder.

Yours faithfully

Campbells

Schedule 1

Documents Examined

1	A copy of the Registration Statement (on Form F-3) (the “Registration Statement”).

2	A copy of the written resolutions of the Board of Directors of the Company dated 14 September 2020 and 5 October 2023 (the “Resolutions”);

3	A copy of the Certificate of Incorporation of the Company dated 13 June 2018;

4	A copy of the Amended and Restated Memorandum and Articles of Association of the Company adopted by a special resolution passed 10 May 2022 (the “Memorandum and Articles of Association”);

5	A copy of the registers of directors of the Company dated 4 October 2023;

6	A copy of the Certificate of Good Standing in respect of the Company dated 3 October 2023 issued by the Registrar of Companies (the “Certificate of Good Standing”);

7	A copy of the Certificate of Incumbency in respect of the Company issued by Campbells Corporate Services Limited dated 6 September 2023;

8	Such other documents and laws as we consider necessary as a basis for giving this opinion.

Schedule 2

Assumptions

The opinions hereinbefore given are subject to the following assumptions (“Assumptions”):

1	The genuineness of all signatures and seals, the authenticity of all documents submitted to us as originals, the conformity of all copy documents or the forms of documents provided to us to their originals or, as the case may be, to the final form of the originals and that any markings showing revisions or amendments to documents are correct and complete;

2	That the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject matter which they propose to record and that all factual statements therein contained are true and correct and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such copy minutes or resolutions were duly passed and are in full force and effect and that all statements made in the Resolutions and any certificates and documents on which we have expressed reliance are true and correct;

3	That the statutory registers of directors and officers, members, mortgages and charges and the minute book of the Company are true, complete, accurate and up to date;

4	That the Company has not passed any resolutions purporting to alter its Memorandum and Articles of Association and that there has been no event, occurrence or other circumstance that would cause the commencement of the winding up and dissolution of the Company in accordance with memorandum and articles of association of the Company and/or the Act;

5	The accuracy of all representations, warranties and covenants as to factual matters made by the parties in the Registration Statement;

6	The shareholders of the Company have not prescribed in general meeting or by resolution any regulations restricting the powers of the Directors in any respect;

7	The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director or Shareholder as applicable and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

8	The Resolutions remain in full force and effect and have not been revoked or varied.

9	That there is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations.

10	That the Company does not carry on a “relevant activity” under the Economic Substance (Companies and Limited Partnerships) Act 2018 (as amended) (the “ESA”) and accordingly is not required to satisfy the economic substance requirements in relation to that activity and comply with notification and reporting requirements under the ESA. Relevant activity under the ESA means banking business, insurance business, fund management business, financing and leasing business, headquarters business, shipping business, holding company business, intellectual property business and distribution and service centre business.

Schedule 3

Qualifications

The opinions hereinbefore given are subject to the following qualifications:

1	In the event that any document is executed in or brought within the jurisdiction of the Cayman Islands, (e.g., for the purposes of enforcement or obtaining payment) stamp duty of not more than CI$500.00 will be payable on each of the originals thereof and any counterparts. Subject thereto, stamp duty in respect of any document will be payable within forty five (45) days of execution or receipt in the Cayman Islands.

2	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands and/or restrictive measures adopted by the United Kingdom extended to the Cayman Islands by the Order of Her Majesty in Council.

3	In this opinion, the phrase “non-assessable” means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4	The Courts of the Cayman Islands will use their discretion in determining whether or not to exercise jurisdiction over any particular matter brought before them having regard to all the circumstances prevailing at the time and, may, whenever it is necessary to prevent injustice, stay or strike out an action or other proceedings or restrain the institution or continuance of proceedings in foreign courts or the enforcement of foreign judgments.

5	Under the International Tax Co-operation (Economic Substance) Act, 2018, a Cayman Islands relevant entity carrying on a relevant activity is required to satisfy the economic substance test in relation to that relevant activity and comply with annual notification and reporting requirements.